                                                                  Exhibit 3.1.11

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                              PARTNERSHIP INTERESTS
                                DECEMBER 31, 2002


                                                   Number of
                                                  Partnership
                 Limited Partners                  Interests          %
--------------------------------------------      -----------    ----------

Balitsaris, Peter                                     58,542        0.0687%
Carr, Clai                                           130,000        0.1525%
Castorina, John                                       14,491        0.0170%
Denny, Joseph                                        260,250        0.3053%
Felix, Jill                                          195,043        0.2288%
Fenza, Robert                                        195,043        0.2288%
Fitzgerald, Ward                                      14,491        0.0170%
Gildea, Larry                                         93,319        0.1095%
Goldschmidt, Robert                                   22,895        0.0269%
Hagan, Michael                                        14,491        0.0170%
Hammers, David                                       241,673        0.2835%
Kiel, Bob                                             14,491        0.0170%
Kline, Earl                                           19,128        0.0224%
Lutz, Jim                                             37,312        0.0438%
Mazzerralli, James                                    14,491        0.0170%
Messaros, Sharron                                      7,245        0.0085%
Morrissey, Mary Beth                                  14,491        0.0170%
Price, Leslie                                        175,336        0.2057%
Reichert, Joseph                                      27,242        0.0320%
Rouse & Associates, Inc.                               5,506        0.0065%
Rouse, Willard                                       457,665        0.5370%
Trust for Congdon Children                            95,347        0.1119%
Trust for Hammers Children                            95,348        0.1119%
Trust for Mary Rouse                                  13,621        0.0160%
Trust for Anne Rouse                                  13,621        0.0160%
Trust for Rouse Younger Children                      81,726        0.0959%
Trust for Laurie Hammers                               5,506        0.0065%
Weitzmann, Mike                                       42,312        0.0496%
Liberty Special Purpose Trust                         10,574        0.0124%
Thomas, Rebecca                                        8,076        0.0095%


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                                                   Number of
                                                  Partnership
                 Limited Partners                  Interests          %
--------------------------------------------      -----------    ----------
Trust J. Ryan Lingerfelt                              15,625        0.0183%
Trust Justin M. Lingerfelt                            15,625        0.0183%
Trust Daniel K. Lingerfelt                            15,625        0.0183%
Trust Catherine E. Lingerfelt                         15,625        0.0183%
Lingerfelt, Alan T.                                  317,500        0.3725%
Lingerfelt, L. Harold                                164,375        0.1929%
Lingerfelt, David L.                                  30,674        0.0360%
Ferguson, Morris U.                                    6,000        0.0070%
Lingerfelt, Carl C.                                   10,900        0.0128%
Wright, Murray H.                                      7,500        0.0088%
Latimer, Erle Marie                                   12,500        0.0147%
Samet, Norman G.                                      14,013        0.0164%
Mann, Bernard                                         14,012        0.0164%
Stender, Stewart R.                                   57,613        0.0676%
Rouse & Associates Maryland Partnership               20,000        0.0235%
Helwig, A. Carl                                      299,737        0.3517%
Sunday, James J.                                      79,348        0.0931%
Walters, Charles J.                                  230,723        0.2707%
Doyle, Margaret A.                                    19,380        0.0227%
Stanford Baratz Revocable Trust                        9,044        0.0106%

            Preferred Limited Partners
--------------------------------------------

Belair Real Estate Corporation                     1,235,000        1.4490%
Belcrest Realty Corporation                        2,565,000        3.0094%
Montebello Realty Corp.                              800,000        0.9386%
JPM Mosaic VI REIT, Inc.                             473,000        0.5549%

                  General Partner
--------------------------------------------

Liberty Property Trust                                    GP       89.6659%
                                                                 ------------

Total Ownership                                                   100.0000%
                                                                 ============


GP - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.